TUFCO TECHNOLOGIES, INC.

                              AMENDED AND RESTATED

                      1992 NON-QUALIFIED STOCK OPTION PLAN


1.   Purposes of the Plan

         The purposes of the Plan are to foster and promote the long-term financial success of the Company by (a) attracting and retaining officers and other key management personnel of outstanding ability by the granting of stock options as a separate incentive and not in lieu of salary or other compensation;
(b) strengthening the Company's capacity to develop and maintain a competent management team; (c) providing incentive compensation opportunities which are competitive with those of other corporations; and (d) enabling such officers and personnel to participate in such financial success of the Company by encouraging them to become owners of the Common Stock of the Company.

2.   Definitions

     (a) "Affiliate" is used herein as defined in Rule 12b-2 under the Exchange Act.

     (b) "Associate" is used herein as defined in Rule 12b-2 under the Exchange Act.

     (c) "Beneficial Owner" is used herein as defined in Rule 13d-3 under the Exchange Act.

     (d) "Board" means the Board of Directors of the Company.

     (e) "Committee" means a Committee appointed by the Board to administer the Plan. The Committee shall consist of not less than three persons who shall serve at the pleasure of the Board.

     (f) "Common Stock" means the shares of Common Stock of the Company, par value $.01 per share. Unless specified otherwise, references to Common Stock shall not include any Common Stock that may be issuable upon the conversion or exercise of any rights to acquire Common Stock, such as the Stock Options and any convertible indebtedness.

     (g) "Company" means Tufco Technologies, Inc., a Delaware corporation, and/or one or more of its Subsidiaries.

     (h) "Disinterested Person" is used as defined in Rule 16b-3.





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     (i) "Effective Date" means April 30, 1992.

     (j) "Employee" means any person (including any officer of the Company, and any member of the Board and of the board of directors of any Subsidiary) who is employed by the Company.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Exercise Period" means the period during which a Participant is entitled to exercise a Stock Option granted to such Participant under the Plan.

     (m) "Fair Market Value" means the average closing price for the five most recent trading days preceding and including the date of grant on the stock exchange or system on which the shares of Common Stock are listed or included. If the shares of Common Stock are not listed on a stock exchange or included in a system that provides a closing sales price, but are traded in the over-the-counter market without the availability of closing sales price information, such determination shall be made on the basis of the mean between the bid and offer prices for such shares on the over-the-counter market for such trading days. If the shares of Common Stock are not traded in the over-the-counter market, the Fair Market Value shall be determined by the Board based on such factors as the Board, in its sole discretion, may deem relevant. In no case shall such Fair Market Value be less than the par value of such shares.

     (n)  "Participant"   means  any  Employee  who  is  selected  by  the  Plan
Administrator to receive a Stock Option.

     (o) "Person" means any natural person, trust, corporation, partnership, joint venture or other entity, and it shall also include two or more persons who act together, or agree to act together, within the meaning of Section 13(d)3 or
Section 14(d)2 of the Exchange Act or Rule 13d-5 under the Exchange Act.

     (p) "Plan" means this Amended and Restated 1992 Non-Qualified Stock Option Plan of the Company.

     (q) "Plan Administrator" means either the Board or the Committee, whichever is designated from time to time to administer the Plan under Section 3(a) hereof.

     (r)   "Reorganization   Transaction"  means  a  merger,   consolidation  or
combination of the Company with another corporation or entity or any similar reorganization of the Company, the complete liquidation of the Company, or the sale of all or substantially all of the assets of the Company.



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     (s)  "Retirement"  means  a  Termination  of  Employment  by  reason  of  a
Participant's retirement (other than by reason of disability) as determined pursuant to and in accordance with the then current regular retirement plan applicable to such Participant; provided, however, that the Participant must be at least age 65 at the time of such Termination of Employment.

     (t) "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

     (u) "Securities Act" means the Securities Act of 1933, as amended.

     (v) "Shares" means shares of Common Stock reserved for issuance or transfer by the Company upon the exercise of outstanding Stock Options.

     (w) "Stock Option" means an option to purchase Shares granted under Section 7 hereof.

     (x) "Subsidiary" means any corporation the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

     (y) "Termination of Employment" means the time when the employee-employer relationship between the Participant and the Company is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, Total Disability, or Retirement, but excluding any such termination where there is simultaneous reemployment by the Company.

     (z) "Total Disability" means a Termination of Employment by reason of the Participant's total disability as determined pursuant to and in accordance with the then current regular long-term disability insurance plan applicable to such Participant. All determinations as to the date and extent of disability of any Employee shall be made by the Plan Administrator, in its absolute discretion, upon the basis of such evidence as it deems necessary or desirable.

3.   Administration of the Plan

     (a) The Plan shall be administered under the direction or either (i) the Board, or (ii) the Committee, provided that a majority of the members of the Plan Administrator, whether it is the Board or the Committee, are Disinterested Persons. "Disinterested Person" is used herein as defined in Rule 16b-3. As of the Effective Date, a Disinterested Person includes any director who is not, during the one year prior to service as an administrator of the Plan, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates, excepting those items specifically listed in Rule 16b-3. If the definition of Disinterested Person is deleted from Rule 16b-3 by an amendment, the definition that was included in Rule 16b-3 immediately prior to such deletion


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shall govern the Plan. The Board shall determine, from time to time, whether the
Plan shall be administered by the Board or the Committee, and whichever body is so designated shall be the Plan Administrator hereunder.

     (b) Subject to the provisions of the Plan, the Plan Administrator shall have the exclusive power to select the Employees who are to be Participants under the Plan as set forth in Section 5 hereof and to determine the Stock Options to be granted to the Participants selected and the time or times when, and terms, conditions and restrictions subject to which, such Stock Options will be granted.

     (c) Decisions and determinations by the Plan Administrator shall be final and binding upon all persons, including, but not limited to, the Company, its stockholders, Participants and their personal representatives, heirs and assigns, and other Employees. The Plan Administrator shall have the authority to interpret the Plan, establish and revise rules and regulations relating to the Plan, and make any other determinations that it believes necessary or advisable for the administration of the Plan, including determinations, with the consent of a Participant, to amend the terms of the Participant's outstanding Stock Option that were previously established by the Plan Administrator.

     (d) The provisions of the by-laws of the Company governing the number of Directors of the Board required for action to be taken by the Board at a meeting and the requirements for voting by Directors at a meeting at which a quorum is present, or for acting by their written consent, shall be complied with by the Board in order to take valid actions under the Plan. Notwithstanding anything in the by-laws to the contrary, a majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

     (e) All expenses and liabilities incurred by the Plan Administrator in the administration of the Plan shall be borne by the Company. The Plan Administrator may employ attorneys, consultants, accountants, or other persons to render services in connection with the Plan, and the Company, the Board, the Committee, and members of the Board and the Committee shall be entitled to rely upon the advice, opinions, or valuations of any such persons. Neither the Company, the Board, the Committee, nor any member of the Board or Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and Committee shall be indemnified by the Company with respect to any such liability to the fullest extent permitted by the laws of the State of Delaware.

4.   Common Stock Subject to the Plan

     (a) There is no maximum number of shares of Common Stock that may be issued or transferred by the Company under the Plan. The number of shares of Common Stock issuable



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under Stock Options under the Plan shall vary from time to time in relation to the number of shares of Common Stock issuable under Stock Options that are outstanding. There may not be at any one time more than 650,000 unexercised and outstanding Stock Options.

     (b) The Board may authorize the purchase of Shares by the Company in the open market to be held in treasury and reserved for issuance under the Plan, and may reserve authorized but unissued Shares, not otherwise reserved or restricted, for issuance under the Plan.

     (c) The approval of the Plan by the Board shall constitute the Board's conclusive judgment and determination that, when Shares have been issued to a Participant in accordance with the terms and conditions of the Plan, such Shares shall be considered to be issued for full and adequate consideration and shall be fully paid and non-assessable Common Stock, and that such consideration shall be credited to the Company's stated and paid-in capital accounts in accordance with the Company's standard accounting practice.

5.   Eligibility

     The Plan Administrator shall from time to time, in its absolute discretion, select Participants to whom Stock Options shall be granted from among those Employees who are officers and other key executive personnel of the Company.

6.   Agreement

     Each Participant granted a Stock Option under the Plan shall enter into an Agreement with the Company, in form approved by the Plan Administrator, which shall set forth the terms and conditions of the Options granted to the Participant as set forth in Section 7 and 8 hereof and such other terms and conditions as the Plan Administrator shall, in its sole discretion, determine. The Agreement shall not become effective until the conditions set forth in
Section 10 hereof have been satisfied.

7.   Terms of Stock Option

         At the time a Stock Option is granted, the Plan Administrator shall specify in the Agreement referred to in Section 6 the following terms and conditions with respect to the Option:

         (a) Number of Shares. The number of Shares issuable or transferable to the Participant upon the exercise of the Option.

         (b) Price. The purchase price per Share deliverable upon the exercise of the Stock Option. The purchase price may be paid in cash, by check or by the surrender for delivery to the Company of shares of Common Stock equal in Fair Market Value to the exercise price of the Stock Option determined as of the date of exercise.


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         (c) Exercise Period.  The Plan  Administrator  shall specify when Stock
     Options granted are exercisable, subject to Section 10, and the Plan Administrator shall specify the length of the Exercise Period during which the Stock Options shall be exercisable.

         (d) Withholding. Before the Company issues Shares to a Participant pursuant to the exercise of a Stock Option, the Company shall have the right to require that the Participant make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy its obligation, under applicable income tax laws, to withhold for income or other taxes due upon or incident to such exercise. Participants may elect (hereinafter a "Withholding Election") with respect to the exercise of a Stock Option either:

         to have the Company withhold, from the Shares to be issued pursuant to such exercise such number of Shares which, or to surrender to the Company such number of shares of Common Stock of the Company already owned by the Participant (which may be Shares received upon such exercise) which,

     at their Fair Market Value on the date as of which the option exercise is taxable for federal income tax purposes (the "Tax Date"), shall be sufficient to satisfy the Company's withholding obligation with respect to the option exercise. If the Fair Market Value on the Tax Date of the number of shares of Common Stock required to be withheld or surrendered pursuant to a Withholding Election exceeds the Company's withholding obligation with respect to the exercise, a fractional share of Common Stock shall not be issued for the excess, but an amount equal to the excess shall be paid to the Participant by the Company in cash as soon as reasonably practicable after the amount of such excess is determined by the Company. A withholding Election may be made applicable with respect to a particular option exercise, to all previously granted Stock Options, and/or to all such options to be granted in the future. A Withholding Election by a Participant who is not subject to Rule 16b-3 of the Exchange Act may be made continuing until revoked by the Participant. The Plan Administrator may adopt such rules, forms and procedures as it considers necessary or desirable to implement this Section 7(d) and/or to comply with Rule 16b-3 of the Exchange Act if it becomes applicable. Any of such rules, forms and procedures shall be binding upon all Participants and shall be applied uniformly to all Participants similarly situated.

         (e) Other. Such other terms and conditions not inconsistent with the Plan as the Plan Administrator shall specify.

8.   Termination of Employment


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     Unless the Plan Administrator specifies otherwise,  the following terms and conditions shall apply to each Stock Option granted under the Plan:

         (a) Termination For Cause. If a Participant's employment is terminated by the Company for cause, such determination be made by the Plan Administrator in its sole discretion, all Stock Options granted to such Participant shall terminate at the time employment is terminated.

         (b) Death. If the Participant dies while an Employee, any Stock Option held by such Participant at the date of such Participant's death shall be exercisable in its entirety by such Participant's personal representatives, heirs or legatees at any time prior to the expiration of one year after the date of the Participant's death.

         (c) Retirement or Total Disability. If there is a Termination of Employment of a Participant by reason of Retirement or Total Disability, any Stock Option held by the Participant shall be exercisable in its entirety at any time prior to the expiration of three months in the case of Retirement and one year in the case of Total Disability after the date of such Termination of Employment.

         (d) Other Termination. If there is a Termination of Employment of a Participant for any reason other than those specified in Sections 8(a), 8(b) above, such Participant shall be permitted, for a 45-day period following the date of termination, to exercise any Stock Option which was exercisable as of such termination date.

9.   Leave of Absence

     If a Participant is granted a leave of absence by the Company, the Plan Administrator may make such provision respecting continuance of any Stock Option held by such Participant while such Participant continues as an Employee as it may deem advisable, except that in no event shall any Stock Option become exercisable after the expiration of the Exercise Period applicable to such Stock Option.

10.  Compliance with Applicable Laws

     (a) No Stock Options shall be granted, and no Shares shall be issued or transferred, by the Company to a Participant pursuant to the Plan unless the Plan Administrator, in its sole discretion, shall have first determined that all registrations, approvals, exemptions, and any other action required by law to be taken with respect to the Plan shall have been accomplished, including, but not limited to, such action, if any, as is then required to comply with the provisions of the Securities Act, the Exchange Act, any applicable state Blue Sky laws, and the requirements of any exchange or other system on which the Common Stock may, at the time, be listed or quoted.


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     (b) Each certificate for Shares issued or transferred  pursuant to the Plan shall be registered in the name of the Participant or in such other name as the Participant shall designate. If so required by the Plan Administrator upon the advice of counsel, the Company shall place a stop transfer order with its transfer agent with respect to such Shares, the Participant shall furnish a representation that the Shares are being acquired as an investment and not with a view to the distribution thereof, and such certificate shall bear an appropriate legend restricting the transfer of such Shares. Any such stop transfer order, investment representation or legend shall apply only so long as necessary, in the opinion of the Plan Administrator, to insure that the resale or other disposition of the Shares of the Participant would not involve a violation of the provisions of the Securities Act or applicable state Blue Sky laws.

11.  Employment

     No Employee or other person shall have any claim or right to be granted a Stock Option under the Plan. Nothing herein contained shall at any time be deemed to give to any Employee the right to be retained in the employ of the Company, interfere with the right of the Company to discharge any Employee, give to the Company the right to require any Employee to remain in its employ, or interfere with any Employee's right to terminate employment.

12.  Corporate Changes

     (a) If any change in the outstanding shares of Common Stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of Common Stock, or other similar corporate change occurs, the number of Shares issuable or transferable to Participants upon the exercise of outstanding Stock Options, the exercise price of such Stock Options or what Participants shall be entitled to receive in substitution for Shares issuable or transferable to them upon the exercise of outstanding Stock Options, may be appropriately adjusted by the Board, whose determination in such regard shall be conclusive.

     (b) If the Company becomes a party to a Reorganization Transaction, the Board shall either: (i) determine what Participants shall be entitled to receive, in substitution for Shares issuable or transferable to them upon the exercise of outstanding Stock Options, in the form of stock, securities, cash or other property to be received by owners of Common Stock of the Company as a result of such Reorganization Transaction; provided, however, that the excess of the aggregate fair market value of the stock, securities or other property subject to the Stock Options immediately after such substitution or the aggregate value of such cash over the exercise price of the Options shall not be less than the excess of the aggregate Fair Market Value of the Shares subject to such Stock Options immediately before such substitution over the exercise price of the Stock Options; or (ii) upon written notice to Participants, provide that the Participants' Stock Options shall be terminated unless exercised in accordance with the


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Plan  within 60 days after the date of such  notice.  In either  such case,  the
Board, in its absolute discretion, may determine whether and to what extent the Exercise Periods applicable to such Stock Options shall continue to apply, but in no event shall any such Board determination increase the length of such Periods.

13.  Indemnification of Board

     In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Committee or of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he or she may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by him or her in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceeding, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or Board member is liable for misconduct in his or her duties; and provided further that the Committee member or Board Member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

14.  Miscellaneous

     (a) Effective Date of the Plan. The effective date of the Plan shall be April 30, 1992.

     (b) Effect Upon Other Plans. The adoption of the Plan shall not affect any stock option or other compensation or incentive plan in effect for the Company, and the Plan shall not preclude the Board from establishing any other forms of incentive, bonus or other compensation for Employees.

     (c) Termination. The right to grant Stock Options under the Plan shall terminate automatically at the close of business on the tenth anniversary of the Effective Date, and thereafter, the function of the Plan Administrator shall be limited to the administration of Stock Options previously granted. The Board shall have the right to suspend or terminate the Plan at any time provided that no action shall, without the consent of the Participant, adversely affect any rights or obligations under any Stock Options previously granted to the Participant.



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     (d)  Amendment  of the Plan.  The Board may modify or amend the Plan in any respect whatsoever. Any modification or amendment of the Plan shall not, without the consent of the Participant, adversely affect any rights or obligations under Stock Options previously granted to the Participant. The Plan Administrator may, with the consent of a Participant, amend any outstanding Stock Option held by a Participant in a manner not inconsistent with the Plan.

     (e) Assignability. No Stock Option shall be assignable or transferable by a Participant. During the life of the Participant, Options shall be exercisable only by such Participant. No Participant shall have any rights as a stockholder with respect to any Shares covered by a Stock Option until date of issuance of stock certificates ti such Participant for such Shares. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other stockholder rights for which the record date is prior to the date such stock certificates are issued.

     (f) Binding Effect. Any delivery of Shares upon the exercise of Stock Options to any Participant or former Participant or such Participant's legal representative or to any beneficiary of such Participant in accordance with the provisions of the Plan shall be in full satisfaction of all claims with respect to such Stock Options which such Participant, representative or beneficiary may have against the Company, Plan Administrator or any member of the Plan Administrator. The Plan shall be binding upon the beneficiaries, heirs, executors, administrators, distributees and assigns of the Participants and the successors and assigns of the Company.

     (g) Governing Law. The Plan shall be construed and enforced in accordance with the laws of the State of Delaware.




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